EX-23.2
CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                             Brian F. Faulkner
                       A Professional Law Corporation
                       27127 Calle Arroyo, Suite 1923
                     San Juan Capistrano, California 92675
                               (949) 240-1361


January 9, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. 2006 Non-Employee Directors and Consultants
     Retainer Stock Plan; GameZnFlix, Inc. 2006 Stock Incentive Plan

Dear Sir/Madame:

     I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form S-8 relating to the registration of 150,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2006 Non-Employee Directors and Consultants Retainer Stock Plan, and 250,000,000 Shares which are issuable pursuant to the Company's 2006 Stock Incentive Plan. I hereby consent to all references to my firm included in this registration statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.